                                                                   EXHIBIT 10.40
                              INVENTA CORPORATION


                         ______________________________

            SERIES C CONVERTIBLE PREFERRED STOCK PURCHASE AGREEMENT

                         ______________________________



                                  May 28, 1999

                               TABLE OF CONTENTS

                                                                                                                 Page
                                                                                                                 ----

1.        Purchase and Sale of Series C Preferred Stock..........................................................   1

          1.1     Sale and Issuance of Series C Preferred Stock..................................................   1
          1.2     Closing Date; Delivery.........................................................................   1

2.        Representations and Warranties of the Company..........................................................   1

          2.1     Organization, Good Standing and Qualification..................................................   1
          2.2     Capitalization.................................................................................   2
          2.3     Subsidiaries...................................................................................   2
          2.4     Authorization..................................................................................   2
          2.5     Valid Issuance of Securities...................................................................   2
          2.6     Governmental Consents..........................................................................   3
          2.7     Litigation.....................................................................................   3
          2.8     Patent and Trademarks..........................................................................   3
          2.9     Compliance with Other Instruments..............................................................   4
          2.10    Disclosure.....................................................................................   4
          2.11    Registration Rights............................................................................   4
          2.12    Title to Property and Assets...................................................................   4
          2.13    Financial Statements...........................................................................   5
          2.14    Changes........................................................................................   5
          2.15    Minute Books...................................................................................   6
          2.16    Labor Agreements and Actions...................................................................   6
          2.17    Employee Plans.................................................................................   7
          2.18    Employees......................................................................................   7
          2.19    Tax Returns and Payments.......................................................................   7
          2.20    Agreements; Action.............................................................................   7
          2.21    Obligations to Related Parties.................................................................   8
          2.22    Real Property Holding Corporation..............................................................   9
          2.23    Insurance......................................................................................   9
          2.24    Investment Company Act.........................................................................   9
          2.25    Qualified Small Business.......................................................................   9

3.        Representations and Warranties of the Investors........................................................   9

          3.1     Authorization..................................................................................   9
          3.2     Purchase Entirely for Own Account..............................................................   9
          3.3     Disclosure of Information......................................................................  10
          3.4     Economic Risk..................................................................................  10
          3.5     Restricted Securities..........................................................................  10
          3.6     Further Limitations on Disposition.............................................................  10
          3.7     Legends........................................................................................  11

4.        California Commissioner of Corporations................................................................  11

          4.1     Corporate Securities Law.......................................................................  11



5.        Conditions of Investor's Obligations at Closing......................................................... 11

          5.1     Representations and Warranties.................................................................. 11
          5.2     Performance..................................................................................... 12
          5.3     Articles of Incorporation....................................................................... 12
          5.4     Compliance Certificate.......................................................................... 12
          5.5     Waiver, Consent and Amendment................................................................... 12
          5.6     Opinion of Company's Counsel.................................................................... 12
          5.7     Legal Expenses.................................................................................. 12

6.        Conditions of the Company's Obligations at Closing...................................................... 12

          6.1     Representations and Warranties.................................................................. 12
          6.2     Payment of Purchase Price....................................................................... 12
          6.3     Legal Matters................................................................................... 12

7.        Covenants of the Company................................................................................ 12

          7.1     Delivery of Financial Statements................................................................ 12
          7.2     Inspection Rights............................................................................... 13
          7.3     Reservation of Common Stock..................................................................... 13
          7.4     Proprietary Information Agreement............................................................... 13
          7.5     Termination of Information Covenant............................................................. 13
          7.6     Key Man Life Insurance.......................................................................... 13
          7.7     Qualified Small Business Stock.................................................................. 14

8.        Miscellaneous........................................................................................... 14

          8.1     Transfer; Successors and Assigns................................................................ 14
          8.2     Governing Law................................................................................... 14
          8.3     Counterparts.................................................................................... 14
          8.4     Titles and Subtitles............................................................................ 14
          8.5     Notices......................................................................................... 14
          8.6     Finder's Fee.................................................................................... 14
          8.7     Expenses........................................................................................ 15
          8.8     Amendments and Waivers.......................................................................... 15
          8.9     Severability.................................................................................... 15
          8.10    Entire Agreement................................................................................ 15
          8.11    Exculpation Among Investors..................................................................... 15

            SERIES C CONVERTIBLE PREFERRED STOCK PURCHASE AGREEMENT


     THIS SERIES C CONVERTIBLE PREFERRED STOCK PURCHASE AGREEMENT ("Agreement") is made as of the 28th day of May 1999 by and between Inventa Corporation, a California corporation (the "Company"), and the persons and entities listed on the Schedule of Investors attached hereto as Exhibit A (the "Investors").
                                             ---------

     THE PARTIES HEREBY AGREE AS FOLLOWS:

      1. Purchase and Sale of Series C Preferred Stock
         ---------------------------------------------

           1.1 Sale and Issuance of Series C Preferred Stock.
               ---------------------------------------------

          (a) The Company shall adopt and file with the Secretary of State of California on or before the Closing (as defined below) the Certificate of Amendment of Restated Articles of Incorporation in the form attached hereto as Exhibit B.
---------

          (b) Subject to the terms and conditions of this Agreement, the Investors agree to purchase at the Closing and the Company agrees to sell and issue to the Investors at the Closing that number of shares of the Company's Series C Preferred Stock (the "Shares") for the aggregate purchase price set forth opposite each Investor's name on Exhibit A attached hereto, at a purchase
                                       ---------
price equal to $1.25 per share of Series C Preferred Stock.

          1.2  Closing Date; Delivery.  The purchase and sale of the Shares
               ----------------------
shall take place at the offices of Wilson Sonsini Goodrich & Rosati, 650 Page Mill Road, Palo Alto, California, at 9:00 a.m., on May 28, 1999, or at such other time and place as the Company and the Investors mutually agree upon, orally or in writing (which time and place are designated as the "Closing"). At the Closing, the Company shall deliver to each Investor a certificate representing the Shares which such Investor is purchasing against delivery to the Company by such Investor of a check made payable to the Company or wire transfer of the aggregate purchase price therefor.

      2.  Representations and Warranties of the Company.  The Company hereby
          ---------------------------------------------
represents and warrants to the Investors that, except as set forth on a Schedule of Exceptions attached hereto as Exhibit C, specifically identifying the
                                 ---------
relevant subparagraph hereof, which exceptions shall be deemed to be representations and warranties as if made hereunder:

          2.1  Organization, Good Standing and Qualification.  The Company is a
               ---------------------------------------------
corporation duly organized, validly existing and in good standing under the laws of the State of California and has all requisite corporate power and authority to carry on its business as now conducted and as proposed to be conducted. The Company is duly qualified to transact business and is in good standing in each jurisdiction in which the failure so to qualify would have a material adverse effect on its business or properties.

          2.2  Capitalization.  The authorized capital of the Company will
               --------------
consist, immediately prior to the Closing, of (i) 12,119,511 shares of Preferred Stock, 1,000,000 shares of which are designated Series A Preferred Stock and of which 800,000 are issued and outstanding, 2,560,000 shares of which are designated Series B Preferred Stock and of which 2,560,000 are issued and outstanding, and 8,059,511 shares of which are designated Series C Preferred Stock of which 4,055,511 are issued and outstanding, and (ii) 25,000,000 shares of Common Stock, of which 4,685,954 shares are issued and outstanding. The Company has reserved 3,155,000 shares of its Common Stock for issuance pursuant to its 1993 Stock Option Plan. Except as set forth in the Schedule of Exceptions attached as Exhibit C hereto, there are no outstanding options,
                       ---------
warrants, rights (including conversion or preemptive rights) or agreements, orally or in writing, for the purchase or acquisition from the Company of any shares of its capital stock.

          2.3  Subsidiaries.  Except as set forth in the Schedule of Exceptions,
               ------------
the Company does not presently own or control, directly or indirectly, any interest in any other corporation, association, or other business entity.

          2.4  Authorization.  All corporate action on the part of the Company,
               -------------
its officers, directors and shareholders necessary for the authorization, execution and delivery of this Agreement, the performance of all obligations of the Company hereunder and the authorization, issuance and delivery of the Shares has been taken or will be taken prior to the Closing, and this Agreement constitutes a valid and legally binding obligation of the Company, enforceable in accordance with its terms. The Agreement and the Waiver, Consent and Amendment attached hereto as Exhibit E (the "Waiver, Consent and Amendment"),
                             ---------
when executed and delivered, will be valid and binding obligations of the Company enforceable in accordance with their terms, except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws of general application affecting enforcement of creditors' rights; (ii) general principles of equity that restrict the availability of equitable remedies; and
(iii) to the extent that the enforceability of the indemnification provisions in
Section 10 of the Restated Registration Rights Agreement dated May 11, 1998, as amended by the Waiver, Consent and Amendment (the "Registration Rights Agreement") may be limited by applicable laws. The sale of the Shares and the subsequent conversion of the Shares into Common Stock are not and will not be subject to any preemptive rights or rights of first refusal that have not been properly waived or complied with.

           2.5 Valid Issuance of Securities.
               ----------------------------

          (a) The Shares that are being issued to the Investors hereunder, when issued, sold and delivered in accordance with the terms hereof for the consideration expressed herein, will be duly and validly issued, fully paid and nonassessable. The shares of Common Stock issuable upon conversion of the Shares have been duly and validly reserved for issuance.

          (b) The shares of Common Stock and Preferred Stock outstanding prior to the Closing are all duly and validly authorized and issued, fully paid and nonassessable and were issued in compliance with all applicable state and federal laws concerning the issuance of securities.

          2.6  Governmental Consents.  No consent, approval, order or
               ---------------------
authorization of, or registration, qualification, designation, declaration or filing with, any federal, state or local governmental authority on the part of the Company is required in connection with the consummation of the transactions contemplated by this Agreement, except for (a) the filing pursuant to Section 25102(f) of the California Corporate Securities Law of 1968, as amended, and the rules thereunder, which filing will be effected in accordance with such section, and (b) compliance with the Blue Sky Laws of the various states in which the Investors may reside, which compliance will be effected in accordance with such laws. The Company currently holds all licenses, permits, franchises, registrations and qualifications which may be required to conduct its business, and all such licenses, permits, franchises, registrations and qualifications are valid and in full force and effect.

          2.7  Litigation.  Except as set forth in the Schedule of Exceptions,
               ----------
there is no action, suit, proceeding or investigation pending or currently threatened against the Company that questions the validity of this Agreement or the right of the Company to enter into it, or to consummate the transactions contemplated hereby, or that might result, either individually or in the aggregate, in any material adverse changes in the assets, condition, affairs or prospects of the Company, financially or otherwise, or any change in the current equity ownership of the Company, nor is the Company aware that there is any basis for the foregoing. The foregoing includes, without limitation, actions pending or threatened (or any basis therefor known to the Company) involving the prior employment of any of the Company's employees, their use in connection with the Company's business of any information or techniques allegedly proprietary to any of their former employers, or their obligations under any agreements with prior employers. The Company is not a party or subject to the provisions of any order, writ, injunction, judgment or decree of any court or government agency or instrumentality. There is no action, suit, proceeding or investigation by the Company currently pending or which the Company intends to initiate.

          2.8  Patent and Trademarks.  To its knowledge, the Company owns or
               ---------------------
possesses sufficient legal rights to all patents, trademarks, service marks, trade names, copyrights, trade secrets, information and other proprietary rights and processes necessary for its business as now conducted and as proposed to be conducted, without any known infringement of the rights of others. There are no outstanding options, licenses or agreements of any kind relating to the foregoing, nor is the Company bound by or a party to any options, licenses or agreements of any kind with respect to the patents, trademarks, service marks, trade names, copyrights, trade secrets, licenses, information and other proprietary rights and processes of any other person or entity other than such licenses or agreements arising from the purchase or sale of "off the shelf" or standard products. The Company has not received any communications alleging that the Company has violated or, by conducting its business as proposed, would violate any of the patents, trademarks, service marks, trade names, copyrights or trade secrets or other proprietary rights of any other person or entity. The Company is not aware that any of its employees is obligated under any contract (including licenses, covenants or commitments of any nature) or other agreement, or subject to any judgment, decree or order of any court or administrative agency, that would interfere with their duties to the Company or that would conflict with the Company's business as proposed to be conducted. Neither the execution nor delivery of this Agreement, nor the carrying on of the Company's business by the employees of the

Company, nor the conduct of the Company's business as proposed, will, to the Company's knowledge, conflict with or result in a breach of the terms, conditions or provisions of, or constitute a default under, any contract, covenant or instrument under which any employee is now obligated. The Company does not believe it is or will be necessary to utilize any inventions, trade secrets or proprietary information of any of its employees made prior to their employment by the Company, except for inventions, trade secrets or proprietary information that have been assigned to the Company.

           2.9 Compliance with Other Instruments.
               ---------------------------------

          (a) The Company is not in violation or default of any provisions of its Restated Articles of Incorporation or Bylaws or of any instrument, judgment, order, writ, decree or contract to which it is a party or by which it is bound or, to its knowledge, of any provision of federal or state statute, rule or regulation applicable to the Company. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby will not result in any such violation or be in conflict with or constitute, with or without the passage of time and giving of notice, either a default under any such provision, instrument, judgment, order, writ, decree, contract, rule, or statute, or of the Company's Restated Articles of Incorporation or Bylaws, or an event which results in the creation of any lien, charge or encumbrance upon any assets of the Company.

          (b) The Company has avoided every condition, and has not performed any act, the occurrence of which would result in the Company's loss of any right granted under any license, distribution or other agreement.

          2.10  Disclosure.  The Company has fully provided the Investors with
                ----------
all the information which the Investors have requested for deciding whether to acquire the Shares and all information which the Company believes is reasonably necessary to enable the Investors to make such decision. There is no information known to the Company which materially adversely affects the business or operations of the Company which has not been disclosed to the Investors. Neither this Agreement nor any other statements or certificates made or delivered in connection herewith contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements herein or therein not misleading, except that, with respect to financial projections, the Company represents only that such projections were prepared in good faith and that the Company believes there is a reasonable basis for such projections.

          2.11  Registration Rights.  Except as set forth in the Registration
                -------------------
Rights Agreement, the Company has not granted or agreed to grant any registration rights, including piggyback rights, to any person or entity.

          2.12  Title to Property and Assets.  The Company owns its property and
                ----------------------------
assets free and clear of all mortgages, liens, loans and encumbrances, except such encumbrances and liens which arise in the ordinary course of business and do not materially impair the Company's ownership or use of such property or assets. With respect to the property and assets it leases, the Company is in compliance with such leases and, to the best of its knowledge, holds a valid leasehold interest free of any liens, claims or encumbrances. All facilities, machinery, equipment, fixtures, vehicles and other properties owned, leased or used by the Company are in good operating condition and repair (normal wear and tear accepted) and are reasonably fit and usable for the purposes for which they are being used.

          2.13  Financial Statements.  The Company has delivered to the
                --------------------
Investors its unaudited financial statements (balance sheet and profit and loss statement and statement of shareholders equity) at December 31, 1998 and for the fiscal year then ended and a balance sheet and statement of operations at March 31, 1999 (collectively, the "Financial Statements"). The Financial Statements are complete and correct in all material respects and have been prepared in accordance with generally accepted accounting principles applied on a consistent basis throughout the periods indicated and with each other. The Financial Statements accurately set out and describe the financial condition and operating results of the Company as of the dates, and for the periods, indicated therein. Except as set forth in the Financial Statements, the Company has no liabilities, contingent or otherwise, of a nature required by generally accepted accounting principles to be reflected in a balance sheet or disclosed in the notes thereto, other than liabilities incurred in the ordinary course of business subsequent to March 31, 1999

           2.14 Changes.  Since March 31, 1999, there has not been:
                -------

          (a) any change in the assets, liabilities, financial condition or operating results of the Company from that reflected in the Financial Statements, except changes in the ordinary course of business which have not been, in the aggregate, materially adverse.

          (b) any damage, destruction or loss, whether or not covered by insurance, materially and adversely affecting the assets, properties, financial condition, operating results, prospects or business of the Company (as such business is presently conducted and as it is proposed to be conducted);

          (c) any waiver by the Company of a valuable right or of a material debt owed to it;

          (d) any satisfaction or discharge of any lien, claim or encumbrance or payment of any obligation by the Company, except in the ordinary course of business and which is not material to the assets, properties, financial condition, operating results or business of the Company (as such business is presently conducted and as it is proposed to be conducted);

          (e) any change or amendment to a material contract or arrangement by which the Company or any of its assets or properties is bound or to which the Company or any of such assets or properties is subject;

          (f) any resignation or termination of any key officers of the Company; and the Company, to its knowledge, does not know of the impending resignation or termination of employment of any such officer;

          (g) to the knowledge of the Company any material change, except in the ordinary course of business, in the contingent obligations of the Company by way of guaranty, endorsement, indemnity, warranty or otherwise;

          (h) any direct or indirect loans made by the Company to any shareholder, employee, officer or director of the Company, other than advances made in the ordinary course of business or loans to purchase Common Stock;

          (i) any material change in any compensation arrangement or agreement with any employee, officer, director or shareholder other than in the ordinary course of business;

          (j) any declaration or payment of any dividend or other distribution of the assets of the Company;

          (k) any labor organization activity;

          (l) any debt, obligation or liability incurred, assumed or guaranteed by the Company, except those for immaterial amounts and for current liabilities incurred in the ordinary course of business;

          (m) any sale, assignment or transfer of any patents, trademarks, copyrights, trade secrets or other intangible assets; or

          (n) to the Company's knowledge, any other event or condition of any character which might materially and adversely affect the assets, properties, financial condition, operating results or business of the Company (as such business is presently conducted and as it is proposed to be conducted).

          2.15  Minute Books.  The Company has offered to provide to the
                ------------
Investors the minute books of the Company, which contain a complete summary of all meetings of directors and shareholders since the time of incorporation and reflect all transactions referred to in such minutes accurately in all material respects.

          2.16  Labor Agreements and Actions.  The Company is not bound by or
                ----------------------------
subject to (and none of its assets or properties is bound by or subject to) any written or oral, express or implied, contract, commitment or arrangement with any labor union, and no labor union has requested or, to the knowledge of the Company, has sought to represent any of the employees, representatives or agents of the Company. There is no strike or other labor dispute involving the Company pending, or to the knowledge of the Company threatened, which could have a material adverse effect on the assets, properties, financial condition, operating results, or business of the Company (as such business is presently conducted and as it is proposed to be conducted), nor is the Company aware of any labor organization activity involving its employees.

          2.17  Employee Plans.  The Company has no "employee welfare benefit
                --------------
plans" as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974 ("ERISA"). The Company (i) has not been required to contribute to, (ii) has not terminated or withdrawn from, and (iii) is not aware of any withdrawal liability assessed against the Company with respect to any defined benefit plan as defined in Section 3(35) of ERISA or multi employer plan as defined in
Section 4001 of ERISA in which employees or former employees of the Company have participated.

          2.18  Employees.  The Company has not knowingly violated any
                ---------
employment-related laws, including, without limitation, laws relating to equal employment opportunity, overtime pay and collective bargaining. The Company is not aware that any officer or key employee, or that any group of key employees, intends to terminate their employment with the Company, nor does the Company have a present intention to terminate the employment of any of the foregoing. Except as set forth in the Schedule of Exceptions, the employment of each officer and employee of the Company is terminable at the will of the Company. Each former and current United States employee and consultant of the Company with access to confidential or proprietary information has executed a Proprietary Information Agreement, the form of which is attached hereto as Exhibit D. To the Company's knowledge, no employee of the Company, nor any
---------
consultant with whom the Company has contracted, is in violation of any term of any employment contract, proprietary information agreement or any other agreement relating to the right of any such individual to be employed by, or to contract with, the Company because of the nature of the business to be conducted by the Company; and to the Company's knowledge the continued employment by the Company of its present employees, and the performance of the Company's contracts with its independent contractors, will not result in any such violation. The Company has not received any notice alleging that any such violation has occurred. The Company's relations with its employees is good.

          2.19  Tax Returns and Payments.  The Company has timely filed all tax
                ------------------------
returns (federal, state and local) required to be filed by it. All taxes shown to be due and payable on such returns, any assessments imposed, and to the Company's knowledge all other taxes due and payable by the Company on or before the Closing have been paid or will be paid prior to the time they become delinquent. The Company has not been advised except as set forth in the Schedule of Exceptions (i) that any of its returns, federal, state or other, have been or are being audited as of the date hereof, or (ii) of any deficiency in assessment or proposed judgment to its federal, state or other taxes. The Company has no knowledge of any liability of any tax to be imposed upon its properties or assets as of the date of this Agreement that is not adequately provided for.

           2.20 Agreements; Action.
                ------------------

          (a) Except for agreements explicitly contemplated hereby including proprietary agreements and agreements between the Company and its employees with respect to the sale of the Company's Common Stock, and agreements between the Company and the Investors with respect to their investment, there are no agreements, understandings or proposed transactions between the Company and any of its officers, directors, affiliates or any affiliate thereof.

          (b) There are no agreements, understandings, instruments, contracts, proposed transactions, judgments, orders, writs or decrees to which the Company is a party or to its knowledge by which it is bound which may involve (i) obligations (contingent or otherwise) of, or payments to, the Company in excess of $25,000 (other than obligations of, or payments to, the Company arising from purchase or sale agreements entered into in the ordinary course of business), or
(ii) the license of any patent, copyright, trade secret or other proprietary right to or from the Company (other than licenses arising from the purchase or sale of "off the shelf" or other standard products), or (iii) provisions restricting or affecting the development, manufacture or distribution of the Company's products or services, or (iv) indemnification by the Company with respect to infringements of proprietary rights (other than indemnification obligations arising from purchase or sale agreements entered into in the ordinary course of business).

          (c) The Company has not (i) declared or paid any dividends, or authorized or made any distribution upon or with respect to any class or series of its capital stock, (ii) incurred any indebtedness for money borrowed or any other liabilities except as set forth in the Schedule of Exceptions (other than with respect to dividend obligations, distributions, indebtedness and other obligations incurred in the ordinary course of business or as disclosed in the Financial Statements) individually in excess of $25,000 or, in the case of indebtedness and/or liabilities individually less than $25,000, in excess of $50,000 in the aggregate, (iii) made any loans or advances to any person, other than ordinary advances for travel expenses, or (iv) sold, exchanged or otherwise disposed of any material amount of its assets or rights, other than the sale of its inventory in the ordinary course of business.

          (d) For the purposes of subsections (b) and (c) above, all indebtedness, liabilities, agreements, understandings, instruments, contracts and proposed transactions involving the same person or entity (including persons or entities the Company has reason to believe are affiliated therewith) shall be aggregated for the purpose of meeting the individual minimum dollar amounts of such subsections.

          (e) Except as set forth in the Schedule of Exceptions, the Company has not engaged in the past three (3) months in any material discussion (i) with any representative of any corporation or corporations regarding the consolidation or merger of the Company with or into any such corporation or corporations, (ii) with any corporation, partnership, association or other business entity or any individual regarding the sale, conveyance or disposition of all or substantially all of the assets of the Company, or a transaction or series of related transactions in which more than fifty percent (50%) of the voting power of the Company is disposed of, or (iii) regarding any other form of acquisition, liquidation, dissolution or winding up of the Company.

          2.21  Obligations to Related Parties.  There are no obligations of the
                ------------------------------
Company to officers, directors, shareholders or employees of the Company other than (a) for payment of salary for services rendered, (b) reimbursement for reasonable expenses incurred on behalf of the Company and (c) for other standard employee benefits made generally available to all employees (including stock option agreements outstanding under any stock option plan approved by the Board of Directors of the Company). Except as set forth in the Schedule of Exceptions none of the officers, directors or shareholders of the Company, or any members of their immediate families, are indebted to the Company or have any direct or indirect ownership interest in any firm or corporation with which the Company is affiliated or with which the Company has a business relationship, or any firm or corporation which competes with the Company, except that officers, directors and/or shareholders of the Company may own stock in publicly traded companies which may compete with the Company. No officer, director or shareholder, or any member of their immediate families, is, directly or indirectly, interested in any material contract with the Company (other than such contracts as relate to any such person's ownership of capital stock or other securities of the Company). Except as may be disclosed in the Financial Statements, the Company is not a guarantor or indemnitor of any indebtedness of any other person, firm or corporation.

          2.22  Real Property Holding Corporation.  The Company is not a real
                ---------------------------------
property holding corporation within the meaning of Internal Revenue Code Section 897(c)(2) and any regulations promulgated thereunder.

          2.23  Insurance.  The Company has or will obtain promptly following
                ---------
Closing fire and casualty insurance policies with coverage customary for companies similarly situated to the Company.

          2.24  Investment Company Act.  The Company is not an "investment
                ----------------------
company," or a company "controlled" by an "investment company," within the meaning of the Investment Company Act of 1940, as amended.

          2.25  Qualified Small Business.  The Company represents and warrants
                ------------------------
to the Investors that, to its knowledge, the Shares should qualify as "Qualified Small Business Stock" as defined in Section 1202(c) of the Internal Revenue Code of 1986, as amended (the "Code") as of the date hereof.

      3   Representations and Warranties of the Investors.  Each Investor for
          -----------------------------------------------
itself hereby represents and warrants to the Company that:

          3.1  Authorization.  This Agreement constitutes its valid and legally
               -------------
binding obligation, enforceable in accordance with its terms.

          3.2  Purchase Entirely for Own Account.  This Agreement is made with
               ---------------------------------
the Investor in reliance upon the Investor's representation to the Company, which by the Investor's execution of this Agreement the Investor hereby confirms, that the Shares will be acquired for investment for the Investor's own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof, and that the Investor has no present intention of selling, granting any participation in, or otherwise distributing the same. By executing this Agreement, the Investor further represents that the Investor does not presently have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participations to such person or to any third person, with respect to any of the Shares. The Investor represents that it has full power and authority to enter into this Agreement.

          3.3  Disclosure of Information.  The Investor believes it has received
               -------------------------
information that it considers necessary or appropriate for deciding whether to acquire the Shares. The Investor further represents that it has had an opportunity to ask questions and receive answers from the Company regarding the terms and conditions of the offering of the Shares. The foregoing, however, does not limit or modify the representations and warranties of the Company in
Section 2 of this Agreement or the right of the Investor to rely thereon.

          3.4  Economic Risk.  The Investor has the capacity to protect his own
               -------------
interests in connection with the purchase of the Shares, is capable of evaluating the merits and risks of investment in the Company, can make an informed investment decision by reason of (i) his preexisting personal or business relationship with the Company or any of its officers, directors, or control persons, or (ii) his business and financial knowledge and experience or the business and financial knowledge and experience of my professional advisers, if any, and is able to bear the substantial economic risks of an investment in the Shares for an indefinite period of time.

          3.5  Restricted Securities.  It understands that the shares of Common
               ---------------------
Stock sold hereunder are characterized as "restricted securities" under the federal securities laws inasmuch as they are being acquired from the Company in a transaction not involving a public offering and that under such laws and applicable regulations such shares may be resold without registration under the Securities Act of 1933, as amended (the "Act"), only in certain limited circumstances. In this connection, the Investor represents that he is familiar with SEC Rule 144, as presently in effect, and understands the resale limitations imposed thereby and by the Act.

          3.6  Further Limitations on Disposition.  Without in any way limiting
               ----------------------------------
the representations set forth above, the Investor further agrees not to make any disposition of all or any portion of the Shares unless and until:

          (a) There is then in effect a Registration Statement under the Act covering such proposed disposition and such disposition is made in accordance with such Registration Statement; or

          (b) (i) The Investor shall have notified the Company of the proposed disposition and shall have furnished the Company with a detailed statement of the circumstances surrounding the proposed disposition, and (ii) if reasonably requested by the Company, the Investor shall have furnished the Company with an opinion of counsel, reasonably satisfactory to the Company, that such disposition will not require registration under the Act.

          (c) Notwithstanding the provisions of paragraphs (a) and (b) above, no such registration statement or opinion of counsel shall be necessary for a transfer by the Investor to a shareholder, partner or other affiliate of the Investor, if the transferee or transferees agree in writing to be subject to the terms hereof to the same extent as if they were the Investor hereunder.

          3.7  Legends.  It is understood that the Shares, and the shares of
               -------
Common Stock issuable upon conversion thereof and any securities issued in respect thereof or exchanged therefor may bear one or all of the following legends:

          (a) THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933. SUCH SHARES MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS THE COMPANY RECEIVES AN OPINION OF COUNSEL REASONABLY ACCEPTABLE TO IT STATING THAT SUCH SALE OR TRANSFER IS EXEMPT FROM THE REGISTRATION AND PROSPECTUS DELIVERY REQUIREMENTS OF SAID ACT. COPIES OF THE AGREEMENT COVERING THE PURCHASE OF THESE SHARES AND RESTRICTING THEIR TRANSFER MAY BE OBTAINED AT NO COST BY WRITTEN REQUEST MADE BY THE HOLDER OF RECORD OF THIS CERTIFICATE TO THE SECRETARY OF THE CORPORATION AT THE PRINCIPAL EXECUTIVE OFFICES OF THE CORPORATION.

          (b) Any legend required by the laws of the State of California, including any legend required by the California Department of Corporations.

          (c) Any legend required by the Blue Sky laws of any other state to the extent such laws are applicable to the shares represented by the certificate so legended.

      4.  California Commissioner of Corporations.
          ---------------------------------------

          4.1  Corporate Securities Law.  THE SALE OF THE SECURITIES THAT IS THE
               ------------------------
SUBJECT OF THIS AGREEMENT HAS NOT BEEN QUALIFIED WITH THE COMMISSIONER OF CORPORATIONS OF THE STATE OF CALIFORNIA, THE ISSUANCE OF SUCH SECURITIES OR THE PAYMENT OR RECEIPT OF ANY PART OF THE CONSIDERATION FOR SUCH SECURITIES PRIOR TO SUCH QUALIFICATION IS UNLAWFUL, UNLESS THE SALE OF SECURITIES IS EXEMPT FROM THE QUALIFICATION BY SECTION 25100, 25102 OR 25105 OF THE CALIFORNIA CORPORATIONS CODE. THE RIGHTS OF ALL PARTIES TO THIS AGREEMENT ARE EXPRESSLY CONDITIONED UPON SUCH QUALIFICATION BEING OBTAINED UNLESS THE SALE IS SO EXEMPT.

      5.  Conditions of Investor's Obligations at Closing.  The obligations of
          -----------------------------------------------
the Investors under Section 1.1 of this Agreement are subject to the fulfillment, on or before the Closing, of each of the following conditions:

          5.1  Representations and Warranties.  The representations and
               ------------------------------
warranties of the Company contained in Section 2 shall be true and correct in all material respects as of the Closing.

          5.2  Performance.  The Company shall have performed and complied with
               -----------
all agreements, obligations and conditions contained in this Agreement that are required to be performed or complied with by it on or before the Closing.

          5.3  Articles of Incorporation.  The Company shall have filed with,
               -------------------------
and have had accepted for filing by, the California Secretary of State the Certificate of Amendment of Restated Articles of Incorporation of the Company attached as Exhibit B hereto.
            ---------

          5.4  Compliance Certificate.  The President of the Company shall
               ----------------------
deliver to the Investors at the Closing a certificate certifying that the conditions specified in Sections 5.1 and 5.2 have been fulfilled.

          5.5  Waiver, Consent and Amendment.  The Company shall deliver to the
               -----------------------------
Investors at the Closing copies of the Waiver, Consent and Amendment executed by the necessary majority of the signatories thereto.

          5.6  Opinion of Company's Counsel.  The Purchasers shall have received
               ----------------------------
from Wilson Sonsini Goodrich & Rosati, counsel to the Company, an opinion addressed to them, dated the Closing Date, in substantially the form of Exhibit
                                                                        -------
F.
-

          5.7  Legal Expenses.  The Company shall pay the legal expenses of the
               --------------
Investors in connection with the Series C Preferred Stock financing in an aggregate amount not to exceed $15,000.

      6.  Conditions of the Company's Obligations at Closing.  The obligations
          --------------------------------------------------
of the Company to the Investors under this Agreement are subject to the fulfillment, on or before the Closing, of each of the following conditions by the Investors:

          6.1  Representations and Warranties.  The representations and
               ------------------------------
warranties of the Investors contained in Section 3 shall be true and correct in all material respects as of the Closing.

          6.2  Payment of Purchase Price.  The Investors shall have delivered to
               -------------------------
the Company the purchase price specified in Section 1.1 hereof.

          6.3  Legal Matters.  All material matters of a legal nature which
               -------------
pertain to this Agreement, and the transactions contemplated hereby, shall have been reasonably approved by counsel to the Company.

      7.  Covenants of the Company.
          ------------------------

          7.1  Delivery of Financial Statements.  The Company shall deliver the
               --------------------------------
following financial information to each Investor who continues to hold at least 50,000 Shares (or the Common Stock into which the Shares have been converted) (as adjusted for any stock split, stock dividends, combinations, recapitalizations and the like with respect to such Shares)(for purposes of satisfying the 50,000 share threshold herein, shares owned by partners, subsidiaries, parents, shareholders or affiliates will be aggregated; provided, however, that the Company shall only be required to deliver financial information to one representative of each group of affiliated persons or entities), and as long as such Investor or a principal, partner or manager of such Investor, is not employed by or associated with a competitor of the Company:

          (a) as soon as practicable after the end of each fiscal year of the Company an income statement for such fiscal year, a balance sheet of the Company as of the end of such year and in any event within 120 days thereafter, and a schedule as to the sources and applications of funds for such year, such year-end financial reports to be audited by a "Big Six" accounting firm and in reasonable detail, prepared in accordance with generally accepted accounting principles ("GAAP");

          (b) prior to the commencement of each fiscal year of the Company, an operating budget and updated three year strategic plan; and

          (c) within thirty (30) days of the end of each month, an unaudited balance sheet and statement of operations as of the end of such month.

          7.2  Inspection Rights.  Each Investor shall have the right to visit
               -----------------
and inspect any of the properties of the Company or any of its subsidiaries, and to discuss the affairs, finances and accounts of the Company or any of its subsidiaries with its officers, and to review such information as is reasonably requested all at such reasonable times and as often as may be reasonably requested; provided, however, that the Company shall not be obligated under this
Section 7.2 with respect to a competitor of the Company or with respect to information which the Board of Directors determines in good faith is confidential and should not, therefore, be disclosed.

          7.3  Reservation of Common Stock.  The Company will at all times
               ---------------------------
reserve and keep available, solely for issuance and delivery upon the conversion of the Preferred Stock, all Common Stock issuable from time to time upon such conversion (the "Conversion Stock").

          7.4  Proprietary Information Agreement.  The Company shall require all
               ---------------------------------
employees and consultants to execute and deliver a Proprietary Information Agreement in the form attached hereto as Exhibit D.
                                         ---------

          7.5  Termination of Information Covenant.  The covenant set forth in
               -----------------------------------
Section 7.1 shall terminate as to the Investors and be of no further force or effect at such time as the initial sale of securities pursuant to a registration statement filed by the Company under the Securities Act in connection with the firm commitment underwritten offering of its securities to the general public is consummated.

          7.6  Key Man Life Insurance.  The Company shall obtain and maintain a
               ----------------------
key man life insurance policy for $1,000,000 with respect to the Chief Executive Officer of the Company with proceeds payable to the Company.

          7.7  Qualified Small Business Stock.  The Company shall submit to the
               ------------------------------
Investors and to the Internal Revenue Service any reports that may be required to be submitted to such persons under Section 1202(d)(1)(C) of the Internal Revenue Code of 1986, as amended (the "Code") and any related Treasury Regulations. In addition, within fifteen (15) business days after any Investor has delivered to the Company a written request for information regarding such Investor's stock in reasonable contemplation of the Investor's sale, exchange or other disposition of its stock, the Company shall provide the Investor with such information as the Investor may reasonably request in order for the Investor to determine whether the stock held by such Investor constitutes "qualified small business stock" as defined in Section 1202(c) of the Code. The Company's obligation to furnish such information pursuant to this Section 7.7 shall continue notwithstanding the fact that a class of the Company's stock may be traded on an established securities market.


      8.  Miscellaneous.
          -------------

          8.1  Transfer; Successors and Assigns.  The terms and conditions of
               --------------------------------
this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

          8.2  Governing Law.  This Agreement shall be governed by and construed
               -------------
under the laws of the State of California as applied to agreements among California residents entered into and to be performed entirely within California.

          8.3  Counterparts.  This Agreement may be executed in two or more
               ------------
counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

          8.4  Titles and Subtitles.  The titles and subtitles used in this
               --------------------
Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

          8.5  Notices.  Unless otherwise provided, any notice required or
               -------
permitted under this Agreement shall be given in writing and shall be deemed effectively given upon personal delivery to the party to be notified or upon deposit with the United States Post Office, by registered or certified mail, postage prepaid and addressed to the party to be notified at the address or addresses indicated for such party on Exhibit A hereto, or at such other address
                                      ---------
or addresses as such party may designate by ten (10) days' advance written notice to the other parties.

          8.6  Finder's Fee.  Except as elsewhere disclosed in this Agreement,
               ------------
or in Exhibit C hereto, each party represents that it neither is nor will be
      ---------
obligated for any finder's fee or commission in connection with this transaction. The Investor agrees to indemnify and to hold harmless the Company from any liability for any commission or compensation in the nature of a finder's fee (and the costs and expenses of defending against such liability or asserted liability) for which the Investor or any of its officers, employees, or representatives are responsible.

          The Company agrees to indemnify and hold harmless the Investor from any liability for any commission or compensation in the nature of a finder's fee (and the costs and expenses of defending against such liability or asserted liability) for which the Company or any of its officers, employees or representatives is responsible.

          8.7  Expenses.  If any action at law or in equity is necessary to
               --------
enforce or interpret the terms of this Agreement, the prevailing party shall be entitled to reasonable attorney's fees, costs and necessary disbursements in addition to any other relief to which such party may be entitled.

          8.8  Amendments and Waivers.  Any term of this Agreement may be
               ----------------------
amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and the holders of a majority-in-interest of the Shares.

          8.9  Severability.  If one or more provisions of this Agreement are
               ------------
held to be unenforceable under applicable law, such provision shall be excluded from this Agreement and the balance of the Agreement shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms.

          8.10  Entire Agreement.  This Agreement constitutes the entire
                ----------------
agreement between the parties hereto pertaining to the subject matter hereof, and any and all other written or oral agreements existing between the parties hereto are expressly canceled.

          8.11  Exculpation Among Investors.  Each Investor acknowledges that it
                ---------------------------
is not relying upon any person, firm or corporation, other than the Company and its officers and directors, in making its investment or decision to invest in the Company. Each investor agrees that no Investor nor the respective controlling persons, officers, directors, partners, agents or employees of any Investor shall be liable for any action heretofore or hereafter taken or omitted to be taken by any of them in connection with the Shares.

                  (Remainder of page left intentionally blank)

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

INVENTA CORPORATION


By: /s/ David A. Lavanty
   ______________________________
     David A. Lavanty, President

Address:
255 Shoreline Drive, 2nd Floor
Redwood Shores, CA  94065

INVESTORS:

BATTERY VENTURES III, L.P.
By:  Battery Partners III, L.P.


By:
   ______________________________
Name:
Title:


BOSTON MILLENNIA PARTNERS                  BOSTON MILLENNIA PARTNERS
LIMITED PARTNERSHIP                        LIMITED PARTNERSHIP

By:  Glen Partners Limited Partnership,    By:  Glen Partners Limited
     its General Partner                         Partnership,
                                                its General Partner

By:                                        By:
   ______________________________             ______________________________
     General Partner                              General Partner



______________________________
Robert Ducommun



PALMER G. AND CHARLES E. DUCOMMUN
CHARITABLE ANNUITY TRUST, U/D/T


By:
   ______________________________
     Robert Ducommun, Trustee

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

INVENTA CORPORATION


By: /s/ David A. Lavanty
   ______________________________
     David A. Lavanty, President

Address:
255 Shoreline Drive, 2nd Floor
Redwood Shores, CA  94065

INVESTORS:

BATTERY VENTURES III, L.P.
By:  Battery Partners III, L.P.


By:
   ______________________________
Name:
Title:


BOSTON MILLENNIA PARTNERS                  BOSTON MILLENNIA PARTNERS
LIMITED PARTNERSHIP                        LIMITED PARTNERSHIP

By:  Glen Partners Limited Partnership,    By:  Glen Partners Limited
     its General Partner                         Partnership,
                                                its General Partner

By:                                        By:
   ______________________________             ______________________________
     General Partner                              General Partner



______________________________
Robert Ducommun



PALMER G. AND CHARLES E. DUCOMMUN
CHARITABLE ANNUITY TRUST, U/D/T


By:
   ______________________________
     Robert Ducommun, Trustee

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

INVENTA CORPORATION


By: /s/ David A. Lavanty
   ______________________________
     David A. Lavanty, President

Address:
255 Shoreline Drive, 2nd Floor
Redwood Shores, CA  94065

INVESTORS:

BATTERY VENTURES III, L.P.
By:  Battery Partners III, L.P.


By:
   ______________________________
Name:
Title:


BOSTON MILLENNIA PARTNERS                  BOSTON MILLENNIA PARTNERS
LIMITED PARTNERSHIP                        LIMITED PARTNERSHIP

By:  Glen Partners Limited Partnership,    By:  Glen Partners Limited
     its General Partner                         Partnership,
                                                its General Partner

By:                                        By:
   ______________________________             ______________________________
     General Partner                              General Partner



______________________________
Robert Ducommun



PALMER G. AND CHARLES E. DUCOMMUN
CHARITABLE ANNUITY TRUST, U/D/T


By:
   ______________________________
     Robert Ducommun, Trustee

TCV II (Q), L.P.
a Delaware Limited Partnership

By:  Technology Crossover Management II, L.L.C.,
Its: General Partner

By:
   _______________________________
     Robert C. Bensky
     Chief Financial Officer

TCV II STRATEGIC PARTNERS, L.P.
a Delaware Limited Partnership
By:  Technology Crossover Management II, L.L.C.,
Its: General Partner


By:
   _______________________________
     Robert C. Bensky
     Chief Financial Officer

TCV II, V.O.F.
a Netherlands Antilles General Partnership
By:  Technology Crossover Management II, L.L.C.,
Its: Investment General Partner


By:
   _______________________________
     Robert C. Bensky
     Chief Financial Officer

TECHNOLOGY CROSSOVER VENTURES II, C.V.
a Netherlands Antilles Limited Partnership
By:  Technology Crossover Management II, L.L.C.,
Its: Investment General Partner

By:
   _______________________________
     Robert C. Bensky
     Chief Financial Officer

TECHNOLOGY CROSSOVER VENTURES II, L.P.
a Delaware Limited Partnership
By:  Technology Crossover Management II, L.L.C.,
Its: General Partner

By:
   _______________________________
     Robert C. Bensky
     Chief Financial Officer

TCV II (Q), L.P.
a Delaware Limited Partnership

By:  Technology Crossover Management II, L.L.C.,
Its: General Partner

By:
   _______________________________
     Robert C. Bensky
     Chief Financial Officer

TCV II STRATEGIC PARTNERS, L.P.
a Delaware Limited Partnership
By:  Technology Crossover Management II, L.L.C.,
Its: General Partner


By:
   _______________________________
     Robert C. Bensky
     Chief Financial Officer

TCV II, V.O.F.
a Netherlands Antilles General Partnership
By:  Technology Crossover Management II, L.L.C.,
Its: Investment General Partner


By:
   _______________________________
     Robert C. Bensky
     Chief Financial Officer

TECHNOLOGY CROSSOVER VENTURES II, C.V.
a Netherlands Antilles Limited Partnership
By:  Technology Crossover Management II, L.L.C.,
Its: Investment General Partner

By:
   _______________________________
     Robert C. Bensky
     Chief Financial Officer

TECHNOLOGY CROSSOVER VENTURES II, L.P.
a Delaware Limited Partnership
By:  Technology Crossover Management II, L.L.C.,
Its: General Partner

By:
   _______________________________
     Robert C. Bensky
     Chief Financial Officer

                                   EXHIBIT A
                                   ---------

                             SCHEDULE OF INVESTORS

                Name and Address                    Shares        Amount
Battery Ventures III, L.P.                           776,000   $  970,000.00
20 William Street
Wellesley,  MA 01282
Attention: Rick Frisbie

Boston Millennia Associates I Partnership             28,900   $   36,125.00
30 Rowes Wharf
Boston,  MA 02110
Attention: Martin J. Hernon

Boston Millennia Partners Limited Partnership      1,523,100   $1,903,875.00
30 Rowes Wharf
Boston,  MA 02110
Attention: Martin J. Hernon

Robert Ducommun                                       75,000   $   93,750.00
1155 Park Avenue
Apt. 1 SW
New York, NY  10128

Palmer G. and Charles E. Ducommun                     45,000   $   56,250.00
Charitable Annuity Trust, u/d/t
1155 Park Avenue
Apt. 1 SW
New York, NY  10128
Attention: Robert Ducommun

TCV II (Q), L.P.                                     570,795   $  713,493.75
c/o Technology Crossover Ventures
56 Main Street, Suite 210
Millburn, NJ 07041
Attention: Robert C. Bensky

with a copy to:
c/o Technology Crossover Ventures
575 High Street, Suite 400
Palo Alto, CA  94301
Attention: Jon Q. Reynolds, Jr.

TCV II Strategic Partners, L.P.                      101,296   $  126,620.00
c/o Technology Crossover Ventures
56 Main Street, Suite 210
Millburn, NJ 07041
Attention: Robert C. Bensky

with a copy to:
c/o Technology Crossover Ventures
575 High Street, Suite 400
Palo Alto, CA  94301
Attention: Jon Q. Reynolds, Jr.

TCV II, V.O.F.                                        24,118   $   30,147.50
c/o Technology Crossover Ventures
56 Main Street, Suite 210
Millburn, NJ 07041
Attention: Robert C. Bensky

with a copy to:
c/o Technology Crossover Ventures
575 High Street, Suite 400
Palo Alto, CA  94301
Attention: Jon Q. Reynolds, Jr.

Technology Crossover Ventures II, C.V.               113,355   $  141,693.75
c/o Technology Crossover Ventures
56 Main Street, Suite 210
Millburn, NJ 07041
Attention: Robert C. Bensky

with a copy to:
c/o Technology Crossover Ventures
575 High Street, Suite 400
Palo Alto, CA  94301
Attention: Jon Q. Reynolds, Jr.

Technology Crossover Ventures II, L.P.               742,436   $  928,045.00
c/o Technology Crossover Ventures
56 Main Street, Suite 210
Millburn, NJ 07041
Attention: Robert C. Bensky

with a copy to:
c/o Technology Crossover Ventures
575 High Street, Suite 400
Palo Alto, CA  94301
Attention: Jon Q. Reynolds, Jr.

                       TOTAL                       4,000,000   $5,000,000.00

                                   EXHIBIT B
                                   ---------

                          CERTIFICATE OF AMENDMENT OF
                       RESTATED ARTICLES OF INCORPORATION

                    [LETTERHEAD OF THE STATE OF CALIFORNIA]

                              SECRETARY OF STATE

     I, BILL JONES, Secretary of State of the State of California, hereby certify:

     That the attached transcript of 2 page(s) has been compared with the record on file in this office, of which it purports to be a copy, and that it is full, true and correct.


                                                   IN WITNESS WHEREOF, I execute
                                                   this certificate and affix
                                                   the Great Seal of the State
 [THE GREAT SEAL OF THE STATE OF CALIFORNIA]       of California this day of


                                                          May 26, 1999
                                                    ------------------------
                                                    /s/ Bill Jones

                                                     Secretary of State

                           CERTIFICATE OF AMENDMENT
                        OF ARTICLES OF INCORPORATION OF
                              INVENTA CORPORATION

     The undersigned, David A. Lavanty and Michael J. O'Donnell, hereby certify that:

     1. They are the duly elected and acting President and Assistant Secretary, respectively, of Inventa Corporation, a California corporation.

    2. Article III of the Restated Articles of Incorporation of this corporation is hereby amended in its entirety to read as follows:

          "This Corporation is authorized to issue two classes of stock to be designated, respectively, "Common Stock" and "Preferred Stock." The total number of shares which the Corporation is authorized to issue is 37,119,511 shares, of which 25,000,000 shares shall be Common Stock with a par value of $0.001 per share and of which 12,119,511 shares shall be Preferred
     Stock, 1,000,000 of which are designated Series A Preferred Stock with a par value of $0.001 per share, 2,560,000 of which are designated Series B
     Preferred Stock with a par value of $0.001 per share and 8,059,511 of which are designated Series C Preferred Stock with a par value of $0.001 per share. The Board of Directors is authorized to fix the number of shares of any series of Preferred Stock and to determine or alter the rights, preferences, privileges, and restrictions granted to or imposed upon any wholly unissued series of Preferred Stock and, within the limits and restrictions stated in any resolution or resolutions of the Board of Directors originally fixing the number of shares constituting any series of Preferred Stock, to increase or decrease (but not below the number of shares of any such series then outstanding) the number of shares of any such series subsequent to the issue of shares of that series."

    3. The foregoing amendment of Articles of Incorporation has been duly approved by the Board of Directors.

    4. The foregoing amendment of Articles of Incorporation has been duly approved by the required vote of shareholders in accordance with Sections 902 and 903 of the California Corporations Code. The total number of outstanding shares of each class entitled to vote with respect to the amendment was 4,685,954 shares of Common

Stock, 800,000 shares of Series A Preferred Stock, 2,560,000 shares of Series B
Preferred Stock, and 4,055,511 shares of Series C Preferred Stock. The number of shares voting in favor of the amendment equaled or exceeded the vote required, such required vote being a majority of the outstanding shares of the Common
Stock, Preferred Stock, and Series C Preferred Stock, voting as separate classes.

  The undersigned further declare under penalty of perjury that the matters set forth in the foregoing Certificate of Amendment of Articles of Incorporation are true and correct of our own knowledge.

  Executed at Redwood Shores, California this 24th day of May, 1999.


                                                /s/ David A. Lavanty
                                                --------------------------------
                                                David A. Lavanty, President


                                                /s/ Michael J. O'Donnell
                                                --------------------------------
                                                Michael J. O'Donnell,
                                                Assistant Secretary


                                                [SEAL OF THE SECRETARY OF STATE]

                                   EXHIBIT C
                                   ---------

                             SCHEDULE OF EXCEPTIONS

                                   EXHIBIT C
                                   ---------

                             SCHEDULE OF EXCEPTIONS


     This Schedule of Exceptions, dated as of the Closing Date, is made and given pursuant to Section 2 of the Inventa Corporation Series C Convertible
Preferred Stock Purchase Agreement dated May 28, 1999 (the "Agreement").

     The section numbers in this Schedule of Exceptions correspond to the section numbers in the Agreement; however, any information disclosed herein under any section number shall be deemed to be disclosed and incorporated into any other section number under the Agreement where such disclosure would be appropriate. Unless the context otherwise requires, all capitalized terms shall have the same meanings assigned to them in the Agreement.

     2.2  Capitalization.
          --------------

          On July 8, 1994, the Company granted warrants to purchase 100,000 shares of Series A Preferred Stock of the Company (200,000 shares after taking into account the Company's 2-for-1 stock split effective as of January 29,
1997). The Series A Preferred Stock warrants are exercisable at $0.50 per share. The Company has reserved a total of 3,155,000 shares of common stock under the Company's 1993 Stock Option Plan (the "Plan"). As of the Closing, options for 2,308,634 shares were outstanding under the Plan and 660,412 shares remained available for future issuance under the Plan.

     2.3  Subsidiaries.
          ------------

          The Company has a wholly-owned subsidiary in Singapore called ICG
Systems (Far East) Pte. Ltd. and two wholly-owned subsidiaries in Malaysia called ICG Systems Sdn. Bhd and Baktimaka Sdn. Bhd. The Company is currently in the process of liquidating all three subsidiaries.

     2.7  Litigation.
          ----------

          The Internal Revenue Service ("IRS") has made assessments on the Company's former Indian subsidiary called Inventa Software India Pvt. Ltd. (now called Ventura Data Systems Pvt. Ltd. since the Company's divestiture of its ownership) with respect to federal tax returns filed by the Company for tax years 1990 and 1991 which included payments of certain expenses (the "Disputed
Payments") for work done for the Company in the United States by employees of the Company's former subsidiary. The Company has appealed the assessments. No determination has yet been made by the IRS. Should the IRS determine that the Company has a tax liability with respect to the Disputed Payments, the Company expects that such tax liability, including penalties will not exceed $150,000.

          The Company has filed a legal petition for the liquidation of the Malaysian company Inventa Software (M) SDN. BHD which petition has been approved.

     2.8  Patents.
          -------

          The Company does not currently have the legal right to the name
"Inventa" in Singapore. Further, the Company does not currently have the legal right to the name "Inventa" in Malaysia subject to liquidation of the Malaysian company Inventa Software (M) SDN.BHD (see Section 2.7). A Company trademark status report is attached hereto as Exhibit A.

     2.9  Compliance with Other Instruments.
          ---------------------------------

          (a) As of December 31, 1998, the Company was in violation of certain financial covenants and ratios under the Company's revolving credit facility with Silicon Valley Bank. The bank has agreed to waive such defaults as set forth in a modification agreement dated March 3, 1999.

     2.13 Financial Statements.
          --------------------

          The Company's auditors have conducted audit procedures regarding the Company's financial statements for the fiscal year ended December 31, 1998. The
Company and its auditors are currently engaged in discussions related to expense recognition associated with the issuance of options under the Company's 1993
Stock Option Plan.

     2.14 Changes.
          -------

          (f) The Company has notified Carl Zegalia, its Director of Eastern
Region Sales, that his services are no longer required by the Company. The parties are currently involved in transitional discussions.

     2.17 Employee Plans.
          --------------

          The Company has adopted a 401(k) savings plan (the "401(k) Plan").
Participants in the 401(k) Plan may defer compensation in an amount not in excess of the annual statutory limit. The Company makes matching contributions in an amount equal to twenty five percent (25%) of the first four percent (4%) of an individual employee's salary contributed to the 401(k) Plan.

          The Company maintains performance incentive bonus plans which provide for bonus payments to employees upon the attainment of specific performance criteria.

     2.18 Employees.
          ---------

          Subsequent to July 8, 1994, every United States employee and consultant with access to confidential or proprietary information of the Company has executed a Proprietary Information Agreement ("Proprietary Information
Agreement"), substantially in the form attached to the Agreement as Exhibit D.
Prior to July 8, 1994, the Company did not require its employees or

                                      -2-

consultants to sign a Proprietary Information Agreement. Certain employees and consultants of the Company's foreign subsidiaries have not signed a Proprietary
Information Agreement.

          In January 1999, the Company entered into an Employment and Noncompetition Agreement with David Lavanty for a term of three years. The agreement provides for severance payments and accelerated vesting of stock options in the event of termination under certain circumstances and upon a change of control of the Company.

          The Company has notified Carl Zegalia, its Director of Eastern Region
Sales, that his services are no longer required by the Company. The parties are currently involved in transitional discussions.

          The Company currently has severance agreements with Ashok Santhanam, David Lavanty, Ed Leppert, Robert Kudis, Tony Moretto, Michael Makishima,
Srikantan Moorthy, Sanjoy Bose, Massimo Chiocca and Carl Zegalia which provide for severance payments upon a "change of control" of the Company (as such term is defined in such agreement).

     2.19 Tax Returns and Payments.
          ------------------------

          See Section 2.7 above regarding the examination of the Company by the Internal Revenue Service.

     2.20 Agreements; Action.
          ------------------

          (a) The  Company currently has severance agreements with Ashok
Santhanam, David Lavanty, Ed Leppert,  Robert Kudis, Tony Moretto, Michael
Makishima, Srikantan Moorthy, Sanjoy Bose, Massimo Chiocca and Carl Zegalia which provide for severance payments upon a "change of control" of the Company
(as such term is defined in such agreement).

          The Company entered into an Employment and Noncompetition Agreement with David Lavanty as described in Section 2.18 above.

          In November, 1996, the Company entered into a thirty six (36) month automobile lease agreement for the benefit of Ashok Santhanam, the Company's
President.  The lease agreement is personally guaranteed by Ashok Santhanam.

          (b) The Company entered into a Master Services Agreement with ADP,
Inc. in December 1998, pursuant to which the Company has agreed that (i) for a period of twenty-four (24) months following the termination of such agreement, the Company will not provide any Deliverable (as defined in the agreement) to any provider of payroll software, payroll or payroll related services, and (ii) for a period of twelve (12) months following the termination of such agreement, the

                                      -3-

Company will not build or develop an Internet-enabling application/program which contains similar functionality to the applications/programs developed pursuant to the agreement.

          The Company entered into a Software Development Agreement with Cal-
Surance Associates, Inc. in February 1999, pursuant to which the Company has agreed that for a period of twenty-four (24) months following completion of the Engagement (as defined in the agreement), the Company will not undertake an engagement for any brokerage firms that sell professional liability insurance, insurance companies that sell professional liability insurance, or other insurance companies selling, marketing or intending to sell or market professional liability insurance, where the deliverables of such engagement are substantially similar in the purpose to or substantially competitive with those provided under the Engagement.

          The Company leases office space for its headquarters at 255 Shoreline
Drive, Redwood Shores, California under a lease agreement expiring in March
2001, with monthly lease payments of approximately $56,778, and additional space at 2620 Augustine Drive, Santa Clara, California under a lease agreement expiring in February 2000, with monthly lease payments of approximately $6,524.
In addition, the Company leases office space in New Brunswick, New Jersey;
Plymouth Meeting, Pennsylvania; and New York, New York under three lease agreements expiring, respectively, in October 2003, December 1999 and September
1999.  The monthly lease payments under such agreements are approximately
$11,266, $6,500 and $2,200, respectively.

          The Company leases various equipment under operating lease arrangements. At December 31, 1998, the minimum aggregate payments under operating equipment leases for the 1999 and 2000 fiscal years are, respectively, $20,742 and $11,974.

          The Company leases various equipment under capital lease arrangements.
At December 31, 1998, the minimum aggregate payments under capital equipment leases for the 1999 and 2000 fiscal years are, respectively, $131,496 and $60,308.

          (c) On May 30, 1995, the Company entered into an agreement for a $200,000 revolving credit facility with Silicon Valley Bank. On July 29, 1996, the parties signed a loan modification agreement increasing the revolving credit facility to $500,000. In July 1997, the agreement was modified to increase the revolving credit facility to $1.2 million. This credit facility expires on July
27, 1999 and as of March 31, 1999, no balance was outstanding on the credit facility. The credit facility bears interest at the bank's prime rate plus 2 percent (2%). On July 27, 1998, the Company also obtained a $300,000 equipment line from Silicon Valley Bank. The line was fully drawn down as of March 31, 1999 and bears interest at the bank's prime rate plus one percent (1%).

     2.23 Insurance.
          ---------

          The Company is in the process of obtaining directors and officers liability insurance and "key man" life insurance policies.

                                      -4-

                                   EXHIBIT D
                                   ---------

                   FORM OF PROPRIETARY INFORMATION AGREEMENT

                                    EXHIBIT D
                                   ----------



                              INVENTA CORPORATION
                    EMPLOYMENT, CONFIDENTIAL INFORMATION AND
                         INVENTION ASSIGNMENT AGREEMENT

     As a condition of my employment with Inventa Corporation, its subsidiaries, affiliates, successors or assigns (the "Company"), and in consideration of my employment with the Company and my receipt of the compensation now and hereafter paid to me by the Company, I agree to the following:


     (a)  At-Will Employment.  I understand and acknowledge that my employment
          ------------------
     with the Company is for an unspecified duration and constitutes "at-will"
     employment. I acknowledge that this employment relationship may be terminated at any time, with or without good cause or for any or no cause, at the option either of the Company or myself, with or without notice.

     (b)  Confidential Information.
          ------------------------

     (i)  Company Information.  I agree at all times during the term of my
          -------------------
     employment and thereafter, to hold in strictest confidence, and not to use, except for the benefit of the Company, or to disclose to any person, firm or corporation without written authorization of the Board of Directors of the Company, any Confidential Information of the Company. I understand that
     "Confidential Information" means any of the Company's proprietary information, technical data, trade secrets or know-how, including, but not limited to, research, product plans, products, services, customer lists and customers (including, but not limited to, customers of the Company on whom
     I called or with whom I became acquainted during the term of my employment), markets, software, developments, inventions, processes, formulas, technology, designs, drawings, engineering, hardware configuration information, marketing, finances or other business information disclosed to me by the Company either directly or indirectly in writing, orally or by drawings or observation of parts or equipment. I further understand that Confidential Information does not include any of the foregoing items which has become publicly known and made generally available through no wrongful act of mine or of others who were under confidentiality obligations as to the item or items involved.

(ii) Former Employer Information.  I agree that I will not, during my employment
     ---------------------------
     with the Company, improperly use or disclose any proprietary information or trade secrets of any former or concurrent employer or other person or entity and that I will not bring onto the premises of the Company any unpublished document or proprietary information belonging to any such employer, person or entity unless consented to in writing by such employer, person or entity.

(iii)  Third Party Information.  I recognize that the Company has received and
       -----------------------
     in the future will receive from third parties their confidential or proprietary information subject to a duty on the Company's part to maintain the confidentiality of such information and to use it only for certain limited purposes. I agree to hold all such confidential or proprietary information in the strictest confidence and not to disclose it to any person, firm or corporation or to use it except as necessary in carrying out my work for the Company consistent with the Company's agreement with such third party.

(c)  Inventions.
     ----------

(i)  Inventions Retained and Licensed.  I have attached hereto, as Exhibit A, a
     --------------------------------                              ---------
     list describing all inventions, original works of authorship, developments, improvements, and trade secrets which were made by me prior to my employment with the Company (collectively referred to as "Prior
     Inventions"), which belong to me, which relate to the Company's proposed business, products or research and development, and which are not assigned to the Company hereunder; or, if no such list is attached, I represent that there are no such Prior Inventions.  If in the course of my employment with the Company, I incorporate into a the Company product, process or machine a
     Prior Invention owned by me or in which I have an interest, the Company is hereby granted and shall have a nonexclusive, royalty-free, irrevocable, perpetual, worldwide license to make, have made, modify, use and sell such
     Prior Invention as part of or in connection with such product, process or machine.

(ii) Assignment of Inventions.  I agree that I will promptly make full written
     ------------------------
     disclosure to the Company, will hold in trust for the sole right and benefit of the Company, and hereby assign to the Company, or its designee, all my right, title, and interest in and to any and all inventions, original works of authorship, developments, concepts, improvements or trade secrets, whether or not patentable or registrable under copyright or similar laws, which I may solely or jointly conceive or develop or reduce to practice, or cause to be conceived or developed or reduced to practice, during the period of time I am in the employ of the Company (collectively referred to as "Inventions"), except as provided in Section 3(f) below.  I further acknowledge that all original works of authorship which are made by me (solely or jointly with others) within the scope of and during the period of my employment with the Company and which are protectible by copyright are "works made for hire," as that term is defined in the United
     States Copyright Act.

(iii)  Inventions Assigned to the United States.  I agree to assign to the
       ----------------------------------------
     United States government all my right, title, and interest in and to any and all Inventions whenever such full title is required to be in the United
     States by a contract between the Company and the United States or any of its agencies.

(iv) Maintenance of Records.  I agree to keep and maintain adequate and current
     ----------------------
     written records of all Inventions made by me (solely or jointly with others) during the term of my employment with the Company.  The records will be in the form of notes, sketches, drawings, and any other format that may be specified by the Company.  The records will be available to and remain the sole property of the Company at all times.

(v)  Patent and Copyright Registrations.  I agree to assist the Company, or its
     ----------------------------------
     designee, at the Company's expense, in every proper way to secure the
     Company's rights in the Inventions and any copyrights, patents, mask work rights or other intellectual property rights relating thereto in any and all countries, including the disclosure to the Company of all pertinent information and data with respect thereto, the execution of all applications, specifications, oaths, assignments and all other instruments which the Company shall deem necessary in order to apply for and obtain such rights and in order to assign and convey to the Company, its successors, assigns, and nominees the sole and exclusive rights, title and interest in and to such Inventions, and any copyrights, patents, mask work rights or other intellectual property rights relating thereto.  I further agree that my obligation to execute or cause to be executed, when it is in my power to do so, any such instrument or papers shall continue after the termination of this Agreement.  If the Company is unable because of my mental or physical incapacity or for any other reason to secure my signature to apply for or to pursue any application for any United States or foreign patents or copyright registrations covering Inventions or original works of authorship assigned to the Company as above, then I hereby irrevocably designate and appoint the Company and its duly authorized officers and agents as my agent and attorney in fact, to act for and in my behalf and stead to execute and file any such applications and to do all other lawfully permitted acts to further the prosecution and issuance of letters patent or copyright registrations thereon with the same legal force and effect as if executed by me.

(vi) Exception to Assignments.  I understand that the provisions of this
     ------------------------
     Agreement requiring assignment of Inventions to the Company do not apply to any invention which qualifies fully under the provisions of California
     Labor Code Section 2870 (attached hereto as Exhibit B).  I will advise the
                                                 ---------
     Company promptly in writing of any inventions that I believe meet the criteria in California Labor Code Section 2870 and not otherwise disclosed on Exhibit A.
        ---------

(d)  Conflicting Employment.  I agree that, during the term of my employment
     ----------------------
     with the Company, I will not engage in any other employment, occupation, consulting or other business activity directly related to the business in which the Company is now involved or becomes involved during the term of my employment, nor will I engage in any other activities that conflict with my obligations to the Company.

(e)  Returning the Company Documents.  I agree that, at the time of leaving the
     -------------------------------
     employ of the Company, I will deliver to the Company (and will not keep in my possession, recreate or deliver to anyone else) any and all devices, records, data, notes, reports, proposals, lists, correspondence, specifications, drawings blueprints, sketches, materials, equipment, other documents or property, or reproductions of any aforementioned items developed by me pursuant to my employment with the Company or otherwise belonging to the Company, its successors or assigns.  In the event of the termination of my employment, I agree to sign and deliver the "Termination
     Certification" attached hereto as Exhibit C.
                                       ---------

(f)  Notification of New Employer.  In the event that I leave the employ of the
     ----------------------------
     Company, I hereby grant consent to notification by the Company to my new employer about my rights and obligations under this Agreement.

(g)  Solicitation of Employees.  I agree that for a period of twelve (12) months
     -------------------------
     immediately following the termination of my relationship with the Company for any reason, whether with or without cause, I shall not either directly or indirectly solicit, induce, recruit or encourage any of the Company's employees to leave their employment, or take away such employees, or attempt to solicit, induce, recruit, encourage or take away employees of the Company, either for myself or for any other person or entity.
(h)  Conflict of Interest Guidelines.  I agree to diligently adhere to the
     -------------------------------
     Conflict of Interest Guidelines attached as Exhibit D hereto.
                                                 ---------

(i)  Representations.  I agree to execute any proper oath or verify any proper
     ---------------
     document required to carry out the terms of this Agreement.  I represent that my performance of all the terms of this Agreement will not breach any agreement to keep in confidence proprietary information acquired by me in confidence or in trust prior to my employment by the Company.  I have not entered into, and I agree I will not enter into, any oral or written agreement in conflict herewith.

(j)  Arbitration and Equitable Relief.
     --------------------------------

(i)  Arbitration.  Except as provided in Section 10(b) below, I agree that any
     -----------
     dispute or controversy arising out of or relating to any interpretation, construction, performance or breach of this Agreement, shall be settled by arbitration to be held in San Francisco County, California, in accordance with the rules then in effect of the American Arbitration Association.  The arbitrator may grant injunctions or other relief in such dispute or controversy.  The decision of the arbitrator shall be final, conclusive and binding on the parties to the arbitration.  Judgment may be entered on the arbitrator's decision in any court having jurisdiction.  The Company and I shall each pay one-half of the costs and expenses of such arbitration, and each of us shall separately pay our counsel fees and expenses.

(ii) Equitable Remedies.  I agree that it would be impossible or inadequate to
     ------------------
     measure and calculate the Company's damages from any breach of the covenants set forth in Sections 2, 3, and 5 herein.  Accordingly, I agree that if I breach any of such Sections, the Company will have available, in addition to any other right or remedy available, the right to obtain an injunction from a court of competent jurisdiction restraining such breach or threatened breach and to specific performance of any such provision of this Agreement.  I further agree that no bond or other security shall be required in obtaining such equitable relief and I hereby consent to the issuance of such injunction and to the ordering of specific performance.

(k)  General Provisions.
     ------------------

(i)  Governing Law; Consent to Personal Jurisdiction.  This Agreement will be
     -----------------------------------------------
     governed by the laws of the State of California.  I hereby expressly consent to the personal jurisdiction of the state and federal courts located in California for any lawsuit filed there against me by the Company arising from or relating to this Agreement.

(ii) Entire Agreement.  This Agreement sets forth the entire agreement and
     ----------------
     understanding between the Company and me relating to the subject matter herein and merges all prior discussions between us.  No modification of or amendment to this Agreement, nor any waiver of any rights under this agreement, will be effective unless in writing signed by the party to be charged.  Any subsequent change or changes in my duties, salary or compensation will not affect the validity or scope of this Agreement.

(iii)  Severability.  If one or more of the provisions in this Agreement are
       ------------
deemed void by law, then the remaining provisions will continue in full force and effect.

(iv) Successors and Assigns.  This Agreement will be binding upon my heirs,
     ----------------------
     executors, administrators and other legal representatives and will be for the benefit of the Company, its successors, and its assigns.

     Date:  _________________

                                          ___________________________________
                                          Signature



                                          ___________________________________
                                          Name of Employee (typed or printed)

     ________________________
     Witness

                                   EXHIBIT A
                                   ---------

                            LIST OF PRIOR INVENTIONS
                        AND ORIGINAL WORKS OF AUTHORSHIP

                                          Identifying Number
     Title           Date                 or Brief Description
  ----------    ------------          --------------------------












     ____ No inventions or improvements

     ____ Additional Sheets Attached




     Signature of Employee: __________________________

     Print Name of Employee: _________________________

     Date: _________________

                                   EXHIBIT B
                                   ---------

                       CALIFORNIA LABOR CODE SECTION 2870
                  EMPLOYMENT AGREEMENTS; ASSIGNMENT OF RIGHTS

(l) "Any provision in an employment agreement which provides that an employee shall assign, or offer to assign, any of his or her rights in an invention to his or her employer shall not apply to an invention that the employee developed entirely on his or her own time without using the employer's equipment, supplies, facilities, or trade secret information except for those inventions that either:

(i) Relate at the time of conception or reduction to practice of the invention to the employer's business, or actual or demonstrably anticipated research or development of the employer.

(ii) Result from any work performed by the employee for the employer.

(m) To the extent a provision in an employment agreement purports to require an employee to assign an invention otherwise excluded from being required to be assigned under subdivision (a), the provision is against the public policy of this state and is unenforceable."

                                   EXHIBIT C
                                   ---------

                              INVENTA CORPORATION
                           TERMINATION CERTIFICATION

     This is to certify that I do not have in my possession, nor have I failed to return, any devices, records, data, notes, reports, proposals, lists, correspondence, specifications, drawings, blueprints, sketches, materials, equipment, other documents or property, or reproductions of any aforementioned items belonging to the Company, its subsidiaries, affiliates, successors or assigns (the "Company").

     I further certify that I have complied with all the terms of the Company's
Employment Confidential Information and Invention Assignment Agreement signed by me, including the reporting of any inventions and original works of authorship
(as defined therein), conceived or made by me (solely or jointly with others) covered by that agreement.

     I further agree that, in compliance with the Employment, Confidential
Information and Invention Assignment Agreement, I will preserve as confidential all trade secrets, confidential knowledge, data or other proprietary information relating to products, processes, know-how, designs, formulas, developmental or experimental work, computer programs, data bases, other original works of authorship, customer lists, business plans, financial information or other subject matter pertaining to any business of the Company or any of its employees, clients, consultants or licensees.

     I further agree that for twelve (12) months from this date, I will not hire any employees of the Company and I will not solicit, induce, recruit or encourage any of the Company's employees to leave their employment.

     Date: ___________________             ___________________________
                                             (Employee's Signature)


                                           ___________________________
                                           (Type/Print Employee's Name)

                                   EXHIBIT D
                                   ---------

                              INVENTA CORPORATION

                        CONFLICT OF INTEREST GUIDELINES

     It is the policy of the Company to conduct its affairs in strict compliance with the letter and spirit of the law and to adhere to the highest principles of business ethics. Accordingly, all officers, employees and independent contractors must avoid activities which are in conflict, or give the appearance of being in conflict, with these principles and with the interests of the Company. The following are potentially compromising situations which must be avoided. Any exceptions must be reported to the President and written approval for continuation must be obtained.

(n) Revealing confidential information to outsiders or misusing confidential information. Unauthorized divulging of information is a violation of this policy whether or not for personal gain and whether or not harm to the Company is intended. (The Employment, Confidential Information and
     Invention Assignment Agreement elaborates on this principle and is a binding agreement.)

(o) Accepting or offering substantial gifts, excessive entertainment, favors or payments which may be deemed to constitute undue influence or otherwise be improper or embarrassing to the Company.

(p) Participating in civic or professional organizations that might involve divulging confidential information of the Company.

(q) Initiating or approving personnel actions affecting reward or punishment of employees or applicants where there is a family relationship or is or appears to be a personal or social involvement.

(r) Initiating or approving any form of personal or social harassment of employees.

(s) Investing or holding outside directorship in suppliers, customers, or competing companies, including financial speculations, where such investment or directorship might influence in any manner a decision or course of action of the Company.

(t)  Borrowing from or lending to employees, customers or suppliers.

(u)  Acquiring real estate of interest to the Company.

(v) Improperly using or disclosing to the Company any proprietary information or trade secrets of any former or concurrent employer or other person or entity with whom obligations of confidentiality exist.

(w) Unlawfully discussing prices, costs, customers, sales or markets with competing companies or their employees.

(x)  Making any unlawful agreement with distributors with respect to prices.

(y) Improperly using or authorizing the use of any inventions which are the subject of patent claims of any other person or entity.

(z)  Engaging in any conduct which is not in the best interest of the Company.

     Each officer, employee and independent contractor must take every necessary action to ensure compliance with these guidelines and to bring problem areas to the attention of higher management for review. Violations of this conflict of interest policy may result in discharge without warning.

                                   EXHIBIT E
                                   ---------

                         WAIVER, CONSENT AND AMENDMENT

                              INVENTA CORPORATION

                         WAIVER, CONSENT AND AMENDMENT

     1.  The undersigned holders of Series A Preferred Stock, Series B Preferred
Stock, Series C Preferred Stock and Series D Preferred Stock (collectively the
"Preferred Stock") and Common Stock of Inventa Corporation (the "Company") hereby consent to the issuance by the Company of a number of additional shares of Common Stock having an aggregate purchase price of $3,000,000 (the "Shares") in a private placement to certain investors (the "Purchasers") pursuant to the Private Placement Agreement dated as of January 28, 2000 (the "Placement
Agreement").

     2.  The undersigned holders of Preferred Stock hereby (i) waive the right of first refusal granted to such holders pursuant to the Company's Amended and
Restated Shareholders Agreement dated as of January 19, 2000, attached hereto as
Exhibit A (the "Shareholders Agreement"), and any other similar rights they may
---------
have, to purchase the Shares, and (ii) consent to the inclusion of the Shares among the securities that are excluded from the definition of "New Securities"
as defined in Section 3.3 of the Shareholders Agreement.

     3.  The undersigned holders of Preferred Stock hereby (i) consent to the inclusion of the Purchasers as parties to the Amended and Restated Registration
Rights Agreement dated as of January 26, 2000, attached hereto as Exhibit B (the
                                                                  ---------
"Rights Agreement"), and acknowledge that the Purchasers shall be treated as
"Holders" for purposes of the Rights Agreement, and (ii) consent to the inclusion of the Shares as "Shares" as defined in Section 1 of the Rights
Agreement, and the inclusion of the shares of Common Stock issuable upon conversion of the Shares as "Registrable Securities" as defined in Section 1 of the Rights Agreement with the result that the holders of such shares shall be entitled to exercise the registration rights set forth in the Rights Agreement on the same basis as the other holders of Registrable Securities.

     This Waiver, Consent and Amendment shall be effective with regard to all holders of Preferred Stock for purposes of the Shareholders Agreement upon execution by the Company and the holders of a majority in interest of each of
(i) the shares beneficially owned or deemed to be beneficially owned by the Founder, (ii) the Series C Preferred Stock, and (iii) the Series A Preferred
Stock, Series B Preferred Stock and shares held by the Common Holders (as defined in the Shareholders Agreement), voting together as a single class, as provided in Section 9.3 of the Shareholders Agreement.

     This Waiver, Consent and Amendment shall be effective with regard to all holders of Preferred Stock for purposes of the Rights Agreement upon execution by the Company and the holders of a majority in interest of the Common Stock issuable upon conversion of the outstanding Preferred Stock as provided in
Section 22 of the Rights Agreement.

     This Waiver, Consent and Amendment may be executed in one or more counterparts, each of which shall be deemed an original, and all of which together shall constitute one instrument. This Waiver, Consent and Amendment is executed effective as of February ___, 2000.

THE COMPANY:                              INVENTA CORPORATION
                                          a California corporation


                                          By:
                                             --------------------------------
                                             David A. Lavanty, President
"SHAREHOLDERS"


-------------------------------------
Stephen T. Barry


BANCBOSTON VENTURES INC.

By:
   ----------------------------------
Name:   Maia D. Heymann
Title:  Director


BATTERY VENTURES III, L.P.
By:  Battery Partners III, L.P.

By:
   ----------------------------------
Name:
Title:


BOSTON MILLENNIA PARTNERS
LIMITED PARTNERSHIP
By:  Glen Partners Limited Partnership,
     its General Partner


By:
   ----------------------------------
      General Partner

    [Signature Page to Amended and Restated Registration Rights Agreement]

                                       2

-------------------------------------
Dana Callow, Jr.


-------------------------------------
Harry A. Caunter


THE CHASE MANHATTAN BANK AS TRUSTEE FOR
FIRST PLAZA GROUP TRUST

By:
   ----------------------------------
Title:
      -------------------------------

-------------------------------------
Electra D. DePeyster


-------------------------------------
Robert Ducommun


Palmer G. and Charles E. Ducommun
Charitable Annuity Trust, u/d/t

-------------------------------------
Robert Ducommun, Trustee


-------------------------------------
Christian Dubiel

    [Signature Page to Amended and Restated Registration Rights Agreement]

                                       3

ESSEX PRIVATE PLACEMENT FUND II, LIMITED PARTNERSHIP
By:  Essex Investment Mgt. Company LLC
Its General Partner

By:
   ----------------------------------
Its:
    ---------------------------------


-------------------------------------
Maya S. Hattangady


-------------------------------------
Martin J. Hernon


-------------------------------------
Robert W. Jevon


-------------------------------------
Frank P. Pinto


-------------------------------------
Andrew Potter


PRIVATE EQUITY PORTFOLIO II, LLC

By:
   ----------------------------------
Name:   Glen Holland
Title:  Vice President


-------------------------------------
Suresh Shanmugham


-------------------------------------
Santhanam C. Shekar

    [Signature Page to Amended and Restated Registration Rights Agreement]

                                       4

-------------------------------------
Bruce R. Tiedemann


TCV II (Q), L.P.
a Delaware Limited Partnership
By:  Technology Crossover Management II, L.L.C.,
Its: General Partner

By:
   ----------------------------------
     Name: Robert C. Bensky
     Title: Chief Financial Officer


TCV II STRATEGIC PARTNERS, L.P.
a Delaware Limited Partnership
By:  Technology Crossover Management II, L.L.C.,
Its: General Partner

By:
   ----------------------------------
     Name: Robert C. Bensky
     Title: Chief Financial Officer


TCV II, V.O.F.
a Netherlands Antilles General Partnership
By:  Technology Crossover Management II, L.L.C.,
Its: Investment General Partner

By:
   ----------------------------------
     Name: Robert C. Bensky
     Title: Chief Financial Officer

    [Signature Page to Amended and Restated Registration Rights Agreement]

                                       5

TECHNOLOGY CROSSOVER VENTURES II, C.V.
a Netherlands Antilles Limited Partnership
By:  Technology Crossover Management II, L.L.C.,
Its: Investment General Partner

By:
   ----------------------------------
     Name: Robert C. Bensky
     Title: Chief Financial Officer


TECHNOLOGY CROSSOVER VENTURES II, L.P.
a Delaware Limited Partnership
By:  Technology Crossover Management II, L.L.C.
Its: General Partner

By:
   ----------------------------------
     Name: Robert C. Bensky
     Title: Chief Financial Officer


-------------------------------------
Ramesh Vasudevan


-------------------------------------
Gomati Venkateswaran


-------------------------------------
Usha Vijayarajan

    [Signature Page to Amended and Restated Registration Rights Agreement]

                                       6

BOSTON MILLENNIA ASSOCIATES I PARTNERSHIP
By:  Glen Partners Limited Partnership,
its General Partner

By:
   ----------------------------------
       General Partner


-------------------------------------
Mukund Ramkumar


-------------------------------------
Jagdish R. Mundkur


-------------------------------------
Laxmi J. Mundkur


-------------------------------------
Amaey J. Mundkur


-------------------------------------
Gauri J. Mundkur

    [Signature Page to Amended and Restated Registration Rights Agreement]

                                       7

                                   EXHIBIT A
                                   ---------

                        RESTATED SHAREHOLDERS AGREEMENT

                                   EXHIBIT B
                                  ----------


                             AMENDED AND RESTATED
                         REGISTRATION RIGHTS AGREEMENT



                                       2
